U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

(Amendment No. 2)

Dated: September 11, 2023

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

JPX Global, Inc.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

8330 Lyndon B. Johnson Fwy, Ste 310

Dallas, Texas 75243

424-358-1046
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Udo Ekekeulu, Esq. Alpha Advocate Law Group PC 11432 South Street, #373 Cerritos, CA 90703 310-866-6018 Alphaadvocatelaw@gmail.com	Frank I Igwealor, Esq. Capital Markets and Securities Law Group, PC 370 Amapola Ave., Suite 200A Torrance, CA 90501 424.358.1046 capitalmarketssecurities@gmail.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

4833	26-2801338
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A/A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: September 11, 2023

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

JPX Global, Inc.

8330 Lyndon B. Johnson Fwy, Ste 310

Dallas, Texas 75243

4,000,000,000 Shares of Common Stock

at a price range of $0.0004 to $0.004 per Share

Minimum Investment: $1,000

Maximum Offering: $16,000,000

See The Offering - Page 9 and Securities Being Offered - Page 29 for further details. None of the securities offered are being sold by present security holders. This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 3 THROUGH PAGE 17 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public		Commissions (1)	Proceeds to Company (2)		Proceeds to Other Persons (3)
Per Share	$	TBD	$0	$	TBD	None
Minimum Investment		$1,000	$0		$1,000	None
Maximum Offering		$16,000,000	$0		$16,000,000	None

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

(4)	Assumes a minimum price of $0.0004 per share and maximum offering price of $0.004 per share.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by JPX Global, Inc., a Nevada corporation (the “Company”). We are offering up to 4,000,000,000 being offered at a price to be determined after qualification pursuant to Rule 253(b). We have provided a bona fide estimate of $0.0004-$0.004 per Share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis at our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 4,000,000,000 of Common Stock with a Maximum Offering of $16,000,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “JPEX”. On June 13, 2023, the last reported sale price of our common stock was $0.0008.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 3.

Sales of these securities will commence within two calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS). THE ISSUER HAS FILED AN APPLICATION TO REGISTER THE SECURITIES BY QUALIFICATION IN THE STATES OF COLORADO, NEW YORK, WYOMING.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification. We have provided a bona fide estimate of the price range of the Offering, pursuant to Rule 253(b)(2). The Offering Price will be filed by the Company via an offering circular supplement pursuant to Rule 253(c). The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering Price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

 Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. The statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “JPX Global” “JPEX,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to JPX Global, Inc. and its subsidiaries.

Business Overview

JPX Global, Inc., a Nevada corporation, which operates primarily through its subsidiary, Mekaddesh Group Corporation. Mekaddesh is a Dallas, Texas based operator of several TV and Radio stations.

For a further description of the Company and its plan of operations, see the section entitled “Description of Business” beginning on Page 13.

Issuer:	JPX Global, Inc.

Type of Stock Offering:	Common Stock

Price Per Share:	To be determined after qualification. We have provided a bona fide estimate of the expected range of the price per share of $0.0004 - 0.004.

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$16,000,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	4,000,000,000 of Common Stock

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, credit card, or any other payment method accepted by the Company. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUER” on page 12 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “JPEX”.

Transfer Agent and Registrar:	Pacific Stock Transfer Co. is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	1,672,692,586 Shares
Common Stock in this Offering	4,000,000,000
Stock to be outstanding after the offering (2)	5,672,692,586 Shares

(1)	As of the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to the Company and Its Business

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team, Kuldip Singh, Antonio Cesar Gruel, Jagandeep Kaur and Maria Guel. The loss of any one of these individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We may be unable to maintain or enhance our brand image.

It is important that we maintain and enhance the image of our brand. The image and reputation of the Company’s brand may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its brand. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect customers’ confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business
●	our ability to manage the Company’s growth
●	whether the Company can manage relationships with key vendors and advertisers
●	demand for the Company’s products and services
●	the timing and costs of new and existing marketing and promotional efforts and/or competition
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
●	the overall strength and stability of domestic and international economies
●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a “best efforts” basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Offering Circular or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

New investors and old investors are likely to experience substantial dilution of their holdings if and when the holder of our $475,000 Convertible Note outstanding decided to convert some or all of the Note to the common stock of the Company.

It should be noted that on March 9, 2023, pursuant to an agreement to purchase the control block of JPEX at a future date in exchange exchange for a payment of $475,000 in Note Payable, secured and memorialized in a convertible note of $475,000. The convertible note could convert at the discretion of the holder at $0.0004 per share. It has a 2 years term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note. The Company would experience additional dilutions if and when the holder of its 12% Convertible Notes chose to convert. Below is the analysis of the dilutive impact of such conversion of the $475,000 Note. The Note could be converted for a total of 1,187,500,000 of the Company’s common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financing. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in the application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and at a price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have a significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by the managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Nevada for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Nevada. Furthermore, the Subscription Agreement establishes the state and federal courts located in Nevada as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL THE RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price will be determined after qualification pursuant to Rule 253(b). The Offering Price will be arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed to and sold, the Shares offered herein will constitute approximately 84.8% of the total Shares of common stock of the Company. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future capital raising, or conversion of existing convertible debt or Preferred Stock will further dilute the percentage ownership of the Shares sold herein by the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of December 31, 2022, was $(137,.34). Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of December 31, 2022, and 1,672,692,586 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000) at the maximum offering price of $0.004 per share:

Funding Level	100%	75%	50%	25%
Gross Proceeds	$ 16,000,000	$ 12,000,000	$ 8,000,000	$ 4,000,000
Offering Price	$ 0.004	$ 0.004	$ 0.004	$ 0.004
Net Tangible Book Value per Share of Common Stock before this Offering	$ (0.000127)	$ (0.000127)	$ (0.000127)	$ (0.000127)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$ 0.016444	$ 0.015498	$ 0.013900	$ 0.010616
Net Tangible Book Value per Share of Common Stock after this Offering	$ 0.016317	$ 0.015371	$ 0.013773	$ 0.010489
Dilution per share to Investors in the Offering	$ (0.003683)	$ (0.004629)	$ (0.006227)	$ (0.009511)

The Company used the upper end of the $0.0004 to $0.004 price range to estimate the aggregate offering price.

It should be noted that on March 9, 2023, pursuant to an agreement to purchase the control block of JPEX at a future date in exchange to cash payment of $475,000, secured and memorialized in a convertible note of $475,0000, Alpharidge agreed to sell and transfer control of JPEX to Kuldip Singh, Antonio Cesar Gruel, Jagandeep Kaur and Maria Guel (together referred to as “Mekaddesh Group”). The convertible note could convert at the discretion of the holder at $0.0004 per share. It has a 2 years term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note.

The material terms of the $475,000 Convertible Note includes (1) Annual Interest of 12% payable at maturity in 24 months from date of issue, (2) Note is convertible into the Company’s common stock at $0.0004 per share, (3) until the total $475,000 and accrued interest is paid off, and the note has zero outstanding balance, note-holder receives 50% of all/any funds raised through any means including shares issuance, note issuance, or traditional borrowing from local banks, and (4) the note could be paid off at any time before maturity because it has no prepayment penalty.

The Company would experience additional dilutions if and when the holder of its 12% Convertible Notes chose to convert. Below is the analysis of the dilutive impact of such conversion of the $475,000 Note.

Funding Level	100%	75%	50%	25%
Gross Proceeds	$16,000,000	$12,000,000	$8,000,000	$4,000,000
Offering Price	$0.00400	$0.00400	$0.00400	$0.00400
Net Tangible Book Value per Share of Common Stock before this Offering Assuming the $475,000 Note was converted into 1,187,500,000 shares of common stock	($0.000074)	($0.000074)	($0.000074)	($0.000074)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.00241	$0.00212	$0.00172	$0.00111
Net Tangible Book Value per Share of Common Stock after this Offering	$0.00233	$0.00205	$0.00165	$0.00104
Dilution per share to Investors in the Offering	($0.00007)	($0.00007)	($0.00007)	($0.00007)

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters, and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $16,000,000 in Shares of Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under “Tier 1” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such people. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other people participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchanges. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $16,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $15,975,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

The management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, the management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Assuming $0.004 Offering Price (Max)	10%	25%	50%	75%	100%
Acquisition Capital	$960,000	$2,400,000	$4,800,000	$7,200,000	$9,600,000
R&D	$320,000	$800,000	$1,600,000	$2,400,000	$3,200,000
General & Administrative Expense	$112,000	$280,000	$560,000	$840,000	$1,120,000
Working Capital	$112,000	$280,000	$560,000	$840,000	$1,120,000
Debt Repayment	$48,000	$120,000	$240,000	$360,000	$480,000
Employee Compensation	$48,000	$120,000	$240,000	$360,000	$480,000
Total	$1,600,000	$4,000,000	$8,000,000	$12,000,000	$16,000,000

Assuming $0.0025 Offering Price (Mid)	10%	25%	50%	75%	100%
Acquisition Capital	$600,000	$1,500,000	$3,000,000	$4,500,000	$6,000,000
R&D	$200,000	$500,000	$1,000,000	$1,500,000	$2,000,000
General & Administrative Expense	$70,000	$175,000	$350,000	$525,000	$700,000
Working Capital	$70,000	$175,000	$350,000	$525,000	$700,000
Debt Repayment	$30,000	$75,000	$150,000	$225,000	$300,000
Employee Compensation	$30,000	$75,000	$150,000	$225,000	$300,000
Total	$1,000,000	$2,500,000	$5,000,000	$7,500,000	$10,000,000

Assuming $0.001 Offering Price (Min)	10%	25%	50%	75%	100%
Acquisition Capital	$240,000	$600,000	$1,200,000	$1,800,000	$2,400,000
R&D	$80,000	$200,000	$400,000	$600,000	$800,000
General & Administrative Expense	$28,000	$70,000	$140,000	$210,000	$280,000
Working Capital	$28,000	$70,000	$140,000	$210,000	$280,000
Debt Repayment	$12,000	$30,000	$60,000	$90,000	$120,000
Employee Compensation	$12,000	$30,000	$60,000	$90,000	$120,000
Total	$400,000	$1,000,000	$2,000,000	$3,000,000	$4,000,000

(1)	$475,000 convertible promissory note issued to Alpharidge Capital LLC due 02/01/2025. The control person for Alpharidge Capital LLC is Frank Igwealor.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in the economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Organization and History

JPX Global, Inc., (f.k.a. Jasper Explorations, Inc.) (the “Company”), was organized under the laws of the State of Nevada on December 18, 2008 as Jubilee Resources, Inc., to explore mineral properties in North America. The name of the Company was subsequently changed to Jasper Explorations, Inc. on December 16, 2010. The name of the Company was again changed on January 3, 2013 from Jasper Explorations, Inc. to JPX Global, Inc. The Company operation was historically focused on the development of waste management services including the storage, recycling, and disposal of waste. From 2017 to 2021, the Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act.

On May 25, 2021, Alpharidge Capital LLC, a shareholder filed a petition for custodianship with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on July 07, 2021.

On July 07, 2021, the Custodian appointed Ambrose O Egbuonu, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

On July 7, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On July 28, 2021, CED Capital, LLC. entered into a definite agreement to sell its control stake in the Company to Katee Capital with the purpose of combing JPEX with VeeMost Technologies LTD.

Following a notification of certain shareholders to show evidence of purchase of shares of of the Company or risk cancellation by the Court-Appointed Custodian or the current management of the Company. Mr. Hovendick, a beneficial shareholder was identified as owning: (a) 75,250,000 of the Common Stock; (b) 10,000,000 shares of the Series B Preferred, which constitute the total issued and outstanding of that class; and 1,000 share of the Series A Preferred, which constitute the total issued and outstanding of that class. In addition, Mr. Hovendick asserted a claim to $327,305 plus interest owed to him by the Company based on several dealings with the previous management of the Company several years ago. After some attempted negotiations, the Court-Appointed Custodian and the new board, believing that Mr. Hovendick’s shares were issued without consideration, resolved to cancel all shares of the Company owned by Mr. Hovendick because the board believed that the shares and the claimed debts were a result of certain failed acquisition by the Company and that Mr. Hovendick was partner with the previous management of the Company when the acquisition was made. Mr. Hovendick, having disagreed with the resolution of the Court-Appointed Custodian sued to assert his rights and reinstate his shares. While the lawsuit was going on, Veemost waited to have it resolved prior to continuing its planned merger. Then Mr. Hovendick obtained from the Court, a Temporal Restraining Order (TRO), that blocked the merger with Veemost. At which point, Veemost asked for a refund of the purchase prices which was promptly refunded, and Veemost walked away from the merger following the TRO.

On March 21, 2022, VeeMost Technologies LTD, announced its decision to walk away from consummating a proposed reverse merger with the Company. Previously, VeeMost Technologies LTD had purchased from CED Capital, LLC, the control preferred stock that carries a 60% controlling vote in all of the Company. CED Capital, LLC has promptly refunded to VeeMost Technologies LTD, the money it originally paid to purchase the shell. The reasons for VeeMost Technologies LTD’s decision could not be unrelated with certain lawsuit by Mr. Hovendick, a long-term control shareholder, who was granted an injunction blocking/preventing the completion of the merger between VeeMost Technologies LTD and JPX Global, Inc.

Upon Veemost’s decision to walk away, Alpharidge Capital refunded the purchase price to Veemost and took back the control of JPEX.

After several months of litigation, the Company and Mr. Hovendick reached a settlement as follows: (1) Company would reinstate Mr. Hovendick’s 75,250,000 shares of common stock; (2) Company would convert the 10,000,000 Series B Preferred Stock into 100,000,000 shares for common stock for Mr. Hovendick; (3) Mr. Hovendick would withdraw the asserted claim for $327,305 plus interest owed to him by the Company based on several dealings with the previous management of the Company several years ago; (4) Mr. Hovendick would surrender the 1,000 Series A Preferred to the company to cancel; and (3) Mr. Hovendick would dismiss the lawsuit and dissolve the TRO. The settlement agreement was executed, the lawsuit dismissed with prejudice, and the TRO dissolved.

On October 10, 2022, the Company entered into a settlement agreement with Mr. Hovendick, for the company to rescind the cancelation of Mr. Hovendick’s shares in the Company’s Common and Preferred stocks, and for Mr. Hovendick to withdraw/dismiss all litigation, convert his 10 million preferred B into 100 million of Common, surrender his 1,000 Preferred A for cancelation, and forfeit all indebtedness claim against the Company.

On October 10, 2022, subsequent to a settlement of a protracted lawsuit by a shareholder, the Company formally launched itself into the media and entertainment industry, becoming a holding company for a multi-media entertainment platform. Since October 10, 2022, in accordance with its business plan, the Company has devoted substantial energy, time and resources reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, creating/evaluating contents, interviewing and hiring employees, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the entertainment industry.

On March 9, 2023, pursuant to an agreement to purchase the control block of JPEX at a future date in exchange to cash payment of $475,000, secured and memorialized in a convertible note of $475,0000, Alpharidge agreed to sell and transfer control of JPEX to Kuldip Singh, Antonio Cesar Gruel, Jagandeep Kaur and Maria Guel (together referred to as “Mekaddesh Group”). The convertible note could convert at the discretion of the holder at $0.0004 per share. It has a 2 years term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note.

The material terms of the $475,000 Convertible Note includes (1) Annual Interest of 12% payable at maturity in 24 months from date of issue, (2) Note is convertible into the Company’s common stock at $0.0004 per share, (3) until the total $475,000 and accrued interest is paid off, and the note has zero outstanding balance, note-holder receives 50% of all/any funds raised through any means including shares issuance, note issuance, or traditional borrowing from local banks, and (4) the note could be paid off at any time before maturity because it has no prepayment penalty.

Pursuant to the agreement, JPEX, in an all-stock deal, acquired Mekaddesh Group Corporation (MGC), a Dallas, Texas, entertainment operation formed in 2015 to operate and promote TV and radio stations for Hispanic programming. MGC’s current programming includes: Alcance, Radio La Tremenda, Radio Mana, Unimax Television Al Maximo, El Buen Samaratino, and Un Tiempo En Su Presencia. Following the acquisition, Mekaddesh Group became a subsidiary of JPEX and Mekaddesh officer, Maria Guel was appointed as the President and CEO of JPEX.

Following the acquisition of Mekaddesh Group Corporation, the Company pivoted its business plan to that of Mekaddesh, Radio & Television Stations operations.

The Company operates 100% through Mekaddesh Group Corporation which was formed to acquire TV and radio stations for Hispanic programming.

Mekaddesh current generates revenue from operation in four principle areas that includes: (1) Rental Income of operating Radio Stations in different cities; (2) Sale of advertising from 4 Radio Stations we are operating/programming; (3) From our Clients to whom we provide installation and maintenance services for their radio stations; and (4) For the Consultancy for legal modifications, upgrade and engineering before the FCC. While 2021 like any startup year was difficult for Mekaddesh, its Radio Stations generated $445,745 in revenue from the above mentioned four areas. But activities has picked up since then leading to a better year in 2022 in which Mekaddesh generated $1,984,947 in operating revenue and gross profit of $1,144707.

Mekaddesh presently has about 12 broadcasting licenses that it needs to build out. Mekaddesh is presently working to create a Radio and TV Stations platform for the independent production of programs, such as soap operas, movies, and news. It plans on presenting high-tech studio digital platforms in major cities in the United States.

Mekaddesh goal for 2023 is to finish the construction of 12 television Stations with 6-8 Channel independent broadcasting programs on each station. In addition, by 2024, he Company’s goal is to build at least 20 television Stations combined with high power FM stations in the most important cities within the territory of the United States. Thereafter, by 2025 it plans to acquire properties to build own communication towers, and thus become completely independent from leasing properties, and at that point, to start providing space for television and radio stations.

Mekaddesh Group Corporation, is a multi-faceted company, with the potential to branch into new venues as the company grows. There are currently three phases to development of Television Stations. Beginning with our first phase, development in this Phase is to include five Radio and twelve Television station. We have Permits to start and operate TV Stations in 12 major cities of US. In first phase we will have these stations on air, after compilation of this work we can generate enough revenue to assist in the growth of two other Phases; Construction of Towers for Antenna’s and Studio’s for Stations in our second phase. However, we will need additional funding to accomplish this plan.

The First Phase is constructing twelve digital Television Stations, each TV Station will be able to relay/broadcast on 6 to 8 live local channels at one time. Our efforts will be to lease the available channels to national clients and we will generate the revenue needed to allow us flexibility in accepting other projects more commonly associated with a Radio and Television broadcasting industry.

The Second & Third Phase Mekaddesh Group Corporation, will provide/construct high rise Towers to install transmitter antenna in all cities and towns where Mekaddesh have and plans to build Television/Radio Stations. specialized production on a wide range of hand-picked projects, depending upon the needs and demands of projects. This division will lease tower space to various Media companies for their broadcasting and wireless communication use of local interests. We will develop this division into a self-sufficient branch within the first two years.

Mekaddesh Group Corporation, is a U.S based having 6-8 channels of each TV station in metropolitan cities will be broadcasting with Local Live Events, News, Educational, Community, Religious, Political and sports TV channels. Mekaddesh Group Corporation’s, head quatres will be located in Dallas-Texas. We have a acquired office facility in a major business district on Lyndon B Johnson Freeway, Dallas, TX 75243.

Our Television channels, that is set to compete in the highly competitive television industry not only in the United States market, but also in the global market because our clientele base will not be restricted to just businesses and organizations in the United States but in the international market who would want to advertise on our TV station.

Mekaddesh Group Corporation, will air live sports events, economy, international top activities from all across the United States. Our business goal is to become one of the leading TV stations in the United States of America with high profile corporate and individual clients scattered all around the globe.

Our managers and work team members are going to be selected from a pool of talented and highly creative broadcasters and media experts in and around Los Angeles – California and also from any part of the world as the business grows.

We will make sure that we take all the members of our workforce through the required training that will position them to meet the expectation of the company and to compete with leading sports TV stations in the United States and of course throughout the globe.

At Mekaddesh Group Corporation, our client’s and viewers best interest will always come first, and everything we do will be guided by our values and professional ethics. We will ensure that we hold ourselves accountable to the highest standards by meeting our client’s business needs completely.

Mekaddesh Group Corporation, is founded by Antonio Cesar Guel and his friend and business partner for many years Kuldip singh. They both graduated with Engineering degree. Antonio Cesar Guel with BA in Mass Communications and they have a combined experience that revolves around journalism, sports broadcasting, and business management.

Our products and services are listed below;

  Operating broadcasting studios and facilities
  Producing television programming content
  Transmitting programming to affiliated broadcast stations
  Public relations services for sport clubs
  Creating sports related advertising campaigns
  Other related sports media and advertising advisory and consulting services

Subsidiaries and Affiliate Companies

JPX Global Inc. acquired Mekaddesh Group Corporation in February 2023 as a wholly owned subsidiary. Mekaddesh Group Corporation was formed to acquire TV and radio stations for Hispanic programming.

Company Overview and Plan of Operation

The Company operates 100% through Mekaddesh Group Corporation which was formed to acquire TV and radio stations for Hispanic programming.

We are currently working with Radio Stations and TV Stations, to create a platform for the independent production of programs, such as soap operas, movies, and news. We are currently working on presenting high-tech studio digital platforms in major cities in the United States.

Our goal for 2023 is to finish the construction of 12 television Stations with 6-8 Channel independent broadcasting programs on each station.

By 2024, our goal is to build at least 20 television Stations combined with high power FM stations in the most important cities within the territory of the United States.

Thereafter, by 2025 we will acquire properties to build our own communication towers, and thus become completely independent from leasing properties. At this point, will be providing space for television and radio stations.

Employees

As of the date of this Offering Circular, the Company has 5 employees, including its officers, of which 2 are full-time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is individual and standard for the industry. Success of this Offering will help the Company to staff up its operations as needed.

In view of the above, Mekaddesh, plans to hire qualified and competent hands to occupy the following positions;

  Chief Operating Officer
  Creative Director
  Advertising cum Digital Marketing Specialist
  Human Resources and Admin Manager
  Sports Presenters
  Sales and Marketing Executive
  Accountant
  Content Creator
  Client Service Executive
  Sales and Marketing Executive
  Acquisitions Executive

All new hiring would be limited to the success of this offering and our budgeted amount for headcount.

Property

Mekaddesh Group Corporation’s, headquarters will be located in Dallas-Texas. We have a acquired office facility in a major business district on Lyndon B Johnson Freeway, Dallas, TX 75243. At this address, the Company occupies office premises sufficient for its current needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

The years ended December 31, 2022, and 2021.

For the years ended December 31, 2022, and 2021, the Company generated revenues of $0 and $0, respectively.

Cost of goods sold for the years ended December 31, 2022, and 2021 was $0 and $0, respectively.

Operating expenses for the years ended December 31, 2022, and 2021 were $57,070 and $0, respectively.

Accrued Interest for the years ended December 31, 2022, and 2021 was $0 and $0, respectively.

Net Income for the years ended December 31, 2022, and 2021 was $(57,070) and $0, respectively.

Liquidity and Capital Resources

Net cash provided by operating activities for the years ended December 31, 2022, and 2021 was $0 and $0, respectively. Net cash used in operating activities for the years ended December 31, 2022, and 2021 was $49,004 and $0, respectively.

Net cash provided by or used in investing activities for the years ended December 31, 2022, and 2021 was $0 and $0, respectively.

Net cash provided by financing activities for the years ended December 31, 2022, and 2021 was $55,254 and $0, respectively.

As of December 31, 2022, we had $6,250 in cash to fund our operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the 12 months ended December 31, 2022, the Company has incurred a net loss of $57,070 from operations. It used cash in operations of $49,004. We had an accumulated deficit of $33,751,390 as of December 31, 2022. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private placements of common stock and is planning an offering of common stock under Regulation A. Additionally the Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

None.

Results of Operations for Mekaddesh Group Corporation

The Company operates 100% through Mekaddesh Group Corporation which was formed to acquire TV and radio stations for Hispanic programming.

Mekaddesh current generates revenue from operation in four principle areas that includes: (1) Rental Income of operating Radio Stations in different cities; (2) Sale of advertising from 4 Radio Stations we are operating/programming; (3) From our Clients to whom we provide installation and maintenance services for their radio stations; and (4) For the Consultancy for legal modifications, upgrade and engineering before the FCC.

Mekaddesh presently has about 12 broadcasting licenses that it needs to build out. Mekaddesh is presently working to create a Radio and TV Stations platform for the independent production of programs, such as soap operas, movies, and news. It plans on presenting high-tech studio digital platforms in major cities in the United States.

Mekaddesh goal for 2023 is to finish the construction of 12 television Stations with 6-8 Channel independent broadcasting programs on each station. In addition, by 2024, he Company’s goal is to build at least 20 television Stations combined with high power FM stations in the most important cities within the territory of the United States. Thereafter, by 2025 it plans to acquire properties to build own communication towers, and thus become completely independent from leasing properties, and at that point, to start providing space for television and radio stations.

Mekaddesh Group Corporation, is a multi-faceted company, with the potential to branch into new venues as the company grows. There are currently three phases to development of Television Stations. Beginning with our first phase, development in this Phase is to include five Radio and twelve Television station. We have Permits to start and operate TV Stations in 12 major cities of US. In first phase we will have these stations on air, after compilation of this work we can generate enough revenue to assist in the growth of two other Phases; Construction of Towers for Antenna’s and Studio’s for Stations in our second phase. However, we will need additional funding to accomplish this plan.

The following contains results of operations data for fiscal years 2022 and 2021, and the dollar and percentage variances among those years:

Net Sales. Net revenue in 2022 was $1,984,947 which was increased by 345% over $445,745 in 2021. The increase in revenue was due mainly to increase in operating activities in our 4 radio stations. While 2021 like any startup year was difficult for Mekaddesh, its Radio Stations generated $445,745 in revenue from the above mentioned four areas.

But activities has picked up since then leading to a better year in 2022 in which Mekaddesh generated $1,984,947 in operating revenue and gross profit of $1,144707. Compared to the operating activities of 2021, by 2022, we have hired an experienced team of engineers and support staff to help us generate revenue from: (1) Rental Income of operating Radio Stations in different cities; (2) Sale of advertising from 4 Radio Stations we are operating/programing; (3)From our Clients to whom we provide installation and maintenance services for their radio stations; and (4) For the Consultancy for legal modifications, upgrade and engineering before the FCC. Thus, having ensuring adequate staffing, Mekaddesh increased of list of clients to whom we provide consultancy services and also increase in operation of Radio Stations.

Gross Profit.  The gross profit in 2022 was $1,144,707 which was increased by 414% over $222,545 in 2021 primarily due to revenue increase and economy of scale, utilizing same operating resources to generate higher revenue while maintaining operating margins.

Selling, General & Administrative Expense (“SG&A”).  SG&A in 2022 was $636,455 which was increased by 214% over $202,841 in 2021. As a percentage of revenue, it was flat year over year at 13.44%. SG&A increased due to increased operating activities.

Operating Profit. Operating profit increased to $508,252 in 2022 from $19,705 in 2021 due to a higher revenue and gross profit while SG&A was consistent with the previous year.

Impact of Inflation

In 2022 and 2021, we experienced increases in product and labor costs due in part to higher rates of inflation, particularly to the global supply chain as well as our own internal supply chain. In 2022, higher rates of inflation affected the costs of building materials for maintenance.

Liquidity and Capital Resources

Current Financial Condition

We currently have $42,883 in cash. We believe that our financial condition in operating existing locations is sufficient, but we will need additional capital for expansion.

Cash Flows

Cash flows from operating activities. We generated approximately $313,234 of cash flows from operating activities in 2022, an increase of $308,058 compared to 2021 because of high revenue and operating income.

Cash flows used in investing activities. We used approximately $20,352,410 of cash on investing activities in 2022, an increase of $19,842,450 compared to 2021 usage of $509,960 because of higher investing activities.

Cash flows from financing activities. We generated approximately $19,853,279 of cash flow from financing activities compared to $616,061 generated in 2021.

Financial Risk Management

We do not have financial derivatives or contracts that may impact our operations.

Interest Rate Risk

We do not have a debt or payable with a variable interest rate. Hence, we currently do not have an interest rate risk that would directly impact our operations.

Radio and Television Industry Trends

The Radio and Television industry has proven to be recession resistant. As a result, the market trend of the industry is very consistent year over year. While poor economic conditions tend to generate a temporary increase in demand within the Radio and Television industry, the normalized market trend is flat. Post-pandemic, we believe the demand trend will be similar to pre-pandemic conditions; although, recent hyperinflation has increased the number of new customers while repeating customers stayed the same.

The Company evaluated subsequent events that have occurred after the balance sheet date of December 31, 2022, and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

Twelve Months Plan of Operations

There are currently three phases to our development of Television Stations. Beginning with our first phase, development in this Phase is to include five Radio and twelve Television station. We have Permits to start and operate TV Stations in 12 major cities of US. In first phase we will have these stations on air, after compilation of this work we can generate enough revenue to assist in the growth of two other Phases; Construction of Towers for Antenna’s and Studio’s for Stations in our second phase. However, we will need additional funding to accomplish this plan.

With about $42,883 in cash on hand, during the first stages of our business plan execution (until we raise $4 million or more), our officers and directors without pay, will provide all of the labor required to execute our business plan at our current location. Our officers will be devoting at least 15 hours per week to our operations. Depending on how much funds we would be able to secure, we also plan to start the First Phase of constructing twelve digital Television Stations, each TV Station will be able to relay/broadcast on 6 to 8 live local channels at one time. Our efforts will be to lease the available channels to national clients and we will generate the revenue needed to allow us flexibility in accepting other projects more commonly associated with a Radio and Television broadcasting industry. Once we reach this threshold (raising $4 million), our officers have agreed to commit more time as required, plus additional stuff could be hired to execute our business plan.

Mekaddesh presently has about 12 broadcasting licenses that it needs to build out. Mekaddesh is presently working to create a Radio and TV Stations platform for the independent production of programs, such as soap operas, movies, and news. It plans on presenting high-tech studio digital platforms in major cities in the United States.

Mekaddesh goal for 2023 is to finish the construction of 12 television Stations with 6-8 Channel independent broadcasting programs on each station. In addition, by 2024, he Company’s goal is to build at least 20 television Stations combined with high power FM stations in the most important cities within the territory of the United States. Thereafter, by 2025 it plans to acquire properties to build own communication towers, and thus become completely independent from leasing properties, and at that point, to start providing space for television and radio stations.

Mekaddesh Group Corporation, is a multi-faceted company, with the potential to branch into new venues as the company grows. There are currently three phases to development of Television Stations. Beginning with our first phase, development in this Phase is to include five Radio and twelve Television station. We have Permits to start and operate TV Stations in 12 major cities of US. In first phase we will have these stations on air, after compilation of this work we can generate enough revenue to assist in the growth of two other Phases; Construction of Towers for Antenna’s and Studio’s for Stations in our second phase. However, we will need additional funding to accomplish this plan.

The First Phase is constructing twelve digital Television Stations, each TV Station will be able to relay/broadcast on 6 to 8 live local channels at one time. Our efforts will be to lease the available channels to national clients and we will generate the revenue needed to allow us flexibility in accepting other projects more commonly associated with a Radio and Television broadcasting industry.

The Second & Third Phase Mekaddesh Group Corporation, will provide/construct high rise Towers to install transmitter antenna in all cities and towns where Mekaddesh have and plans to build Television/Radio Stations. specialized production on a wide range of hand-picked projects, depending upon the needs and demands of projects. This division will lease tower space to various Media companies for their broadcasting and wireless communication use of local interests. We will develop this division into a self-sufficient branch within the first two years.

We believe that the next twelve months would be devoted to the first phase of our business plan. Thereafter, we’ll move into the Second phase. The Second & Third Phase Mekaddesh Group Corporation, will provide/construct high rise Towers to install transmitter antenna in all cities and towns where Mekaddesh have and plans to build Television/Radio Stations. specialized production on a wide range of hand-picked projects, depending upon the needs and demands of projects. This division will lease tower space to various Media companies for their broadcasting and wireless communication use of local interests. We will develop this division into a self-sufficient branch within the first two years.

We have not entered into a binding agreement with the builders or contractors that would handle the building of these 6to8 stations. There is no assurance that we would be able to start the construction or to raise the necessary capital for the construction. While we are trying to raise capital through this offering, the market may change substantially to render our assumptions and this business plan unworkable and nonviable. Moreover, there can be no assurance that we will be able to raise the capital necessary to built out the Television Stations businesses or other parts of our business plan.

Within the next twelve months, we intend to use the first $4 million we could raise to hire employees and engage contractors to build and manage the Television Stations.

We intend to implement the following tasks within the next twelve months:

  Month 1-3: Phase 1 (1-3 months in duration; $600,000 to $1 million in estimated fund receipt)
    Hire Contractor to commence building the TV Stations, hire 2 Accountants, Operations Manager, officer manager and a clerical staff to implement our business plan.
    Secure the lands, facilities and needed permits to commence the building of the TV Stations;
    Acquire and consolidate the operations of all four businesses.
  Month 3-6 Phase 2 (1-3 months in duration; quality control, process establishment, admin & mngt.).
    Sign contracts to commence the building of the TV Stations;
    Establish accounting and finance systems, synchronization of their operating systems, and human resources functions.
    Sell additional $4 million of offering and use the proceeds to effectuate our business plan.
    Complete and file quarterly reports and other required filings for the quarter
  Month 6-9: Phase 3 (1-3 months in duration; $4 million in estimated fund receipt)
    Monitor work-in-progress on building of the TV Stations.
    Launch the media component of the business plan
  Month 9-12: Phase 4 (1-3 months duration; $4 million in estimated fund receipt)
    Start running the businesses, generating revenue, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and executing growth strategies
  The minimum funding needed by the Company for operating expenses during the next twelve months is $566,000 which is distributed as follows:
    For the six months through February 28, 2024, we anticipate to incur general and other operating expenses of $238,000.
    For the six months through August 31, 2024 we anticipate to incur additional general and other operating expenses of $328,000.
    We intend to fund these operating expenses using cashflow from current operations.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant service revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Credit Facilities and Accounts Payable

We do not have any credit facilities or other access to bank credit. We do not have any trade account that could allow us to purchase supplies and equipment on credit as at June 30, 2023.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We may, however, purchase lands, real properties, equipment and software necessary to conduct our TV and Radio operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

As of the date of this Offering Circular, we do not have any contractual obligations, commitments or contingencies.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

As a company that intend to provide entertainment and related services to audience across the United States, we may typically be exposed to market risk of the sort that may arise from changes in interest rates. However, since we have not started our planned TV Station buildout, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer's fiscal year.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Maria Guel	President CEO, Director	46	April 2023
Kuldip Singh	Director	75	April 2023
Ambrose Egbuonu	Chairman, Board of Directors	52	July 7, 2021

*The address of each of the individuals listed above is: c/o JPX Global, Inc., 8330 Lyndon B. Johnson Fwy, Ste 310, Dallas, Texas 75243.

Maria Guel President/CEO/Director

Maria Guel is the President and Chief Executive Officer of the Company. As a CEO, his responsibilities include but not limited to executing the Company’s strategic corporate actions to maintain its capital structure, partnering with potential clients through various business solutions, generating revenue growth year over year basis, and acquiring and diversifying various assets to produce ongoing cash flow.

Ms. Guel has extensive experience in management of Radio, TV and broadcasting operations. From May 2019 to Present Ms. Guel has held various management positions in her family businesses. She began her career in the broadcasting field at a very young age. She remembers that when she was about 14 years old she saw her father Antonio Cesar Guel working on engineering studies on his computer. Many times, she got to see him working on different projects late at night. She became interested and curious of being on a microphone but did not feel qualified to speak through it at the time. Moreover, Maria was always very independent and wanted to try different job opportunities. As a teenager she didn’t see herself working in the broadcast field because she did not see the vision just yet. She told her father that she will try to work in other places. So, from the age of 14, Maria started to work in different places such as in marketing companies and various food restaurants all the way to the age of 16. It was a good experience for her, but every day that passed she knew she had a bigger purpose in her life. Furthermore, her father’s company began to grow and had several employees working for him. So, he invited Maria to help in the reception area at the office and begun a part-time as receptionist. In addition, she begun to have an interest in her father’s business. She began to get more and more involved each day. Time passed and when she was 18 years of age she graduated from high school and made the decision to study a career that would be able to help her family in the company. She observed how her father worked with lawyers and engineers, so little by little she got involved in legal matters by helping to translate contracts and being the intermediary with clients to give them follow-up with ongoing construction projects to put stations on air, whether it was radio or television stations. Moreover, Maria made the decision to study in the paralegal and business administration field since this was related to what was carried out in the company. As time passed Maria had more and more responsibilities, so at the age of 25 she was named president and director of Hispanic Family Christian Network, Inc. Therefore after the Guel family founded LMO Christian Media, Elohim Group Corporation and finally Mekaddesh Group Corporation.

Kuldip Singh, Director

Kuldip Singh is the Director of our company. Mr. Singh is the founder, officer and director of UMMC Professional Staffing Corp since October 9, 2017. From October 9, 2017 to present, Mr. Singh held the position of founder, officer and director of UMMC Professional Staffing Corp. Mr. Singh holds a Bachelor of Science (Hon's) Degree from University of Delhi India. He has 51 years of cumulative experience in business management and administration, finance management and public relations.

Ambrose O Egbuonu, Chairman

Ambrose O Egbuonu has been the Chairman of the Company’s Board of Director of our company since July 7, 2021. Mr. Egbuonu is a US Navy Veteran. For the past 10 years, Mr. Egbuonu has been a self-employed business owner residing in Los Angeles County, California. From January 1, 2021 to present, Mr. Egbuonu has sat on board or on the management team of the following company all of which has no operations yet: Diguang International Development Company Ltd., Wiremedia, Inc., Embarr Downs, Inc., FluoroPharma Medical, Inc., RBC Life Sciences, Inc., Red Truck Entertainment, Inc., Trio Resources, Inc., Zenovia Digital Exchange Corporation, Zonzia Media, Inc., and Santaro Interactive Entertainment Co.

Board of Directors

Our board of directors currently consists of three directors. None of which is considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our directors for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

None of our Officers and Directors is currently receiving compensation.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended

December 31, 2022.

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Ambrose Egbuonu	Chairman/ Director	$—	—	$—
Maria Guel	President, CEO, & Director	$—	$—	$—
Kuldip Singh	Director	$—	—	$—

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as an incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on the liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. The percentage of beneficial ownership before the offering is based on 1,672,692,586 Shares of Common Stock and 5 Shares of Preferred Stock outstanding as of the date of this Offering Circular. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering				Shares Beneficially Owned After Offering

		Number	Percent of Class	Percent of Total Votes		Number	Percent of Class	Percent of Total Votes
Kuldip Singh Director[1]	Series A Preferred	5	100%	60%		5	100%	60%
Maria Guel CEO/Director[1]	Common Shares	0	0%		%		0%	%
Ambrose O Egbuonu, Chairman[2]	Common Shares	0	0%		%		0%	%
Frank Igwealor, Beneficial Owner[3]	Common Shares	160,000,000	9.57%	3.83%	%	160,000,000	2.82%	0.0113%
Mitchell D. Hovendick, Beneficial Owner[4]	Common Shares	175,250,000	10.48%	4.19%	%	175,250,000	3.09%	0.0124%

1* The Address for this Director or Beneficial owner is 8330 Lyndon B. Johnson Fwy, Ste 310, Dallas, Texas 75243

2* The Address for this Director or Beneficial owner is 370 Amapola Ave., Suite 200A, Torrance CA 90501

3* The Address for this Beneficial owner is 1314 North Blvd, Houston, TX 77006

At any given point in time as long as there exists shares of the Company’s Preferred Stock is outstanding, the Preferred Stock controls 60% of the total votes while the Common Stock holders control 40%.

As at the date of this filing, the Company is authorized to issue 1,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is five (5) shares designated as Series A Preferred (“Series A”) The Series A Preferred shares (a) rank senior, with respect to liquidation, winding up or dissolution to all other classes of stock; (b) rank senior to any future designation of preferred stock; (c) control 60% of the voting interest of the Company on an as-converted and fully diluted basis; and (d) convert into 10,000,000,000 shares of common stock (5 preferred x 2,000,000,000).

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last two full fiscal years and the current fiscal year, there are no other transactions or proposed transactions involving the Company and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of JPX Global, Inc., the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of JPX Global, Inc. with any corporation, or any liquidation or disposition of any substantial assets of JPX Global, Inc.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is five (5) shares designated as Series A Preferred (“Series A”).

Series A

The Series A Preferred shares (a) rank senior, with respect to liquidation, winding up or dissolution to all other classes of stock; (b) rank senior to any future designation of preferred stock; (c) maintain at least 60% of the voting interest of the Company on an as-converted and fully diluted basis; and (d) convert into 2,000,000,000 shares of common stock per Series A share.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, in the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), at the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Co., 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 979,199,001 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale; provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or
(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purpose of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Udo Ekekeulu, Esq., Alpha Advocate Law Group PC.

REPORTS

Following this Tier 1, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC on 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 11, 2023.

JPX GLOBAL, INC.

By:	/s/ Maria Guel
Maria Guel
CEO
September 11, 2023

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Maria Guel
Maria Guel
Principal Executive Officer, Director
September 11, 2023

By:	/s/ Kuldip Singh
Kuldip Singh
Principal Financial Officer, Director
September 11, 2023

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Maria Guel
Maria Guel
CEO
September 11, 2023

PART III: EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	06/23/2023
2.2	Bylaws		1-A	06/23/2023
3.1	Series A Preferred Certificate of Designation		1-A	06/23/2023
4.1	Subscription Agreement		1-A	06/23/2023
6.1	Convertible Promissory Note		1-A	06/23/2023
6.4	Mekaddesh Group Corporation Share Exchange Agreement dated 04/27/2023		1-A	06/23/2023
12.1	Legal Opinion and Consent		1-A	06/23/2023

PART F/S: FINANCIAL STATEMENTS

TABLE OF CONTENTS

Unaudited Financial Statements of JPX Global, Inc. for the Twelve Months Ended December 31, 2022

and Twelve Months Ended December 31, 2021

Unaudited condensed financial statements of MEKADDESH GROUP CORPORATION for the years ended December 31, 2022 and December 31, 2021; and Unaudited Pro Forma Condensed Financial Information as of December 31, 2022.

JPX Global, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
	2022	2021
ASSETS
Current Assets
Cash	$6,250	$—
Prepaid expenses	—	—
TOTAL ASSETS	$6,250	$—
LIABILITIES & EQUITY
Liabilities
Current Liabilities	$8,066	$751,167
Long Term Liabilities	135,218	—
Total Liabilities	$143,284	$751,167
Stockholders' deficit:
Preferred stock, $.001 par value, 40,000,000 shares authorized, 5 and 10,001,005 issued and outstanding as at December 31, 2022 and 2021 respectively.	10,001
Common Stock, $0.0001 par value, 2,000,000,000 and 1,500,000,000 shares authorized, 1,672,692,586 and 1,512,692,586 issued and outstanding as at December 31, 2022 and 2021 respectively.	1,672,693	1,412,693
Additional Paid-in Capital	32,155,232	32,255,232
Accumulated Deficits	(33,751,390)	(34,429,093)
Net Loss	(57,070)
Total Equity	(137,034)	(751,167)
TOTAL LIABILITIES & EQUITY	$6,250	$—

The accompanying notes are an integral part of these financial statements.

  JPX Global, Inc

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

  (UNAUDITED)

	December 31,
	2022	2021
Income
Expense
Advertising and Promotion	1,222.00
Automotive Expense	556.00
Business Licenses and Permits: NV SoS	1,123.00
Bus. Licenses and Permits-Other	574.00
Community Outreach	977.00
Computer and Internet Expenses	362.00
Insurance Expenses	223.00
Office Supplies	1,004.00
Postage and Delivery	150.00
Accounting	2,505.00
Business Development	2,168.00
Investor Relations	1,067.00
Legal	17,717.00
OTC Markets & Others	7,120.00
Stock Transfer Agents	15,153.00
Rent Expense	3,034.29
Telephone Expense	212.70
Training & Staff Development	1,902.00
Total Expense	57,070	(0)
Net Income	(57,070)	(0)
BASIC AND DILUTED LOSS PER SHARE:	($0.00003)	(0)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic	1,672,692,586	1,412,692,586

The accompanying notes are an integral part of these financial statements.

JPX Global, Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

(UNAUDITED)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	TOTAL

Balance - January 31, 2018	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)

Net Loss - December 31, 2018	-	-					$0

Balance - January 31, 2019	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)

Net Loss - December 31, 2021	-	-					$0
Balance - December 31, 2021
	10,001,000	1,001	1,412,692,586	$1,412,693	$32,255,232	(34,429,093)	(751167)
Shares Issuance	5
Restructuring	(10,001,000)	(1001)	100,000,000	260,000	(260,000)	677,703	677,703

Net Loss - December 31, 2022	-	-				(57,070)	(57,070)
Balance - December 31, 2022
	5	-	1,512,692,586	$1,512,693	$32,155,232	(33,751,390)	(137,034)

          The accompanying notes are an integral part of these financial statements.

JPX Global, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Period Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income(loss)	$(57,070)	$—
Adjustments to reconcile net income(loss) to net cash	—	—
used in operating activities	—	—
Depreciation and amortization	—	—
Accretion of debt discounts	—	—
Stock-based transaction expense	—	—
Loss on disposed fixed assets	—	—

Changes in operating assets and liabilities	8,066	—
Net Cash Used In Operating Activity	(49,004)	—

Cash Flows from Investing Activities:	—	—
Purchases of property and equipment	—	—
Acquisition of assets	—	—

Net Cash Provided By Investing Activities	—	—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	—	—
Proceeds from issuance of warrants	—	—
Proceeds from issuance of beneficial conversion feature	(79,964)	—
Proceeds from issuance of long-term debt	135,218	—
Proceeds from note payables
Net Cash Provided By Financing Activities	55,254
Foreign Currency Translation
Net Change in Cash	6,250	—
Cash and Cash Equivalents - Beginning of Year	—	—
Cash and Cash Equivalents - End of Year	$6,250	$—

The accompanying notes are an integral part of these financial statements.

JPX Global, Inc.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 (Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Development Stage Company

JPX Global, Inc. (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol JPEX.

The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2018 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On June 09, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on July 07, 2021. The Company’s Nevada charter was reinstated on July 7, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains active as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for fiscal year ended 2021, 2020 and 2018, and for the quarters ending December 31 and December 31, 2021.

JPX Global, Inc. (the “Company” or “JPX”) was incorporated under the laws of the state of Nevada on December 18, 2008. The Company operation was historically focused on the development of waste management services including the storage, recycling, and disposal of waste. The Company does not presently have any waste management operations.

The company incurred operating losses in 2018and other previous years resulting in accumulated deficit of $34,429,093 as at December 31, 2017. By February 01, 2019, the Company filed Form 15-15D with the SEC to terminate its reporting obligations under the 1934 Act. After their December 31, 2017 quarterly reports, filed on March 29, 2018, the Company stopped all forms of making public report of its operation and financial results.

On May 18, 2021, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On May 25, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of JPX Global, Inc., a Nevada corporation” under case number A-21-835979-C by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to get prior management to reinstate the Company’s Nevada charter, which had been revoked.

On July 07, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On July 07, 2021, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Community Economic Development Capital, LLC. (CED Capital), 5 Series A preferred shares (convertible at 1 into 2,000,000,000 common shares, and super voting rights of all votes) in exchange for $35,000 which the Company used partly to fund the reinstatement of the Company with the State of Nevada, settlement of the Stock Transfer Agent’s balance. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On July 07, 2021, the Custodian appointed Ambrose O Egbuonu, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

The purchaser of the 5 Series A preferred shares has control of the Company through super voting rights over all classes of stock and the 5 Series A preferred shares are convertible into 10,000,000,000 (5 Series A preferred shares multiplied by 2,000,000,000) shares of the Company’s common stock. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On July 7, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On July 28, 2021, CED Capital, LLC. entered into a definite agreement to sell its control stake in the Company to Katee Capital with the purpose of combing JPEX with VeeMost Technologies LTD.

Following a notification of certain shareholders to show evidence of purchase of shares of of the Company or risk cancellation by the Court-Appointed Custodian or the current management of the Company. Mr. Hovendick, a beneficial shareholder was identified as owning: (a) 75,250,000 of the Common Stock; (b) 10,000,000 shares of the Series B Preferred, which constitute the total issued and outstanding of that class; and 1,000 share of the Series A Preferred, which constitute the total issued and outstanding of that class. In addition, Mr. Hovendick asserted a claim to $327,305 plus interest owed to him by the Company based on several dealings with the previous management of the Company several years ago. After some attempted negotiations, the Court-Appointed Custodian and the new board resolved to cancel all shares of the Company owned by Mr. Hovendick because the board believed that the shares and the claimed debts were a result of failed acquisition by the Company and that Mr. Hovendick was partner with the previous management of the Company when the acquisition was made. Mr. Hovendick, having disagreed with the resolution of the Court-Appointed Custodian sued to assert his rights and reinstate his shares. While the lawsuit was going on, Veemost waited to have it resolved prior to continuing its planned merger. Then Mr. Hovendick obtained from the Court, a Temporal Restraining Order (TRO), that blocked the merger with Veemost. At which point, Veemost asked for a refund of the purchase prices which was promptly refunded, and Veemost walked away from the merger following the TRO.

On March 21, 2022, VeeMost Technologies LTD, announced its decision to walk away from consummating a proposed reverse merger with the Company. Previously, VeeMost Technologies LTD had purchased from CED Capital, LLC, the control preferred stock that carries a 60% controlling vote in all of the Company. CED Capital, LLC has promptly refunded to VeeMost Technologies LTD, the money it originally paid to purchase the shell. The reasons for VeeMost Technologies LTD’s decision could not be unrelated with certain lawsuit by Mr. Hovendick, a long-term control shareholder, who was granted an injunction blocking/preventing the completion of the merger between VeeMost Technologies LTD and JPX Global, Inc.

After several months of litigation, the Company and Mr. Hovendick reached a settlement as follows: (1) Company would reinstate Mr. Hovendick’s 75,250,000 shares of common stock; (2) Company would convert the 10,000,000 Series B Preferred Stock into 100,000,000 shares for common stock for Mr. Hovendick; (3) Mr. Hovendick would withdraw the asserted claim for $327,305 plus interest owed to him by the Company based on several dealings with the previous management of the Company several years ago; (4) Mr. Hovendick would surrender the 1,000 Series A Preferred to the company to cancel; and (3) Mr. Hovendick would dismiss the lawsuit and dissolve the TRO. The settlement agreement was executed, the lawsuit dismissed with prejudice, and the TRO dissolved.

On October 10, 2022, the Company entered into a settlement agreement with Mr. Hovendick, for the company to rescind the cancelation of Mr. Hovendick’s shares in the Company’s Common and Preferred stocks, and for Mr. Hovendick to withdraw/dismiss all litigation, convert his 10 million preferred B into 100 million of Common, surrender his 1,000 Preferred A for cancelation, and forfeit all indebtedness claim against the Company.

On October 10, 2022, subsequent to a settlement of a protracted lawsuit by a shareholder, the Company formally launched itself into the media and entertainment industry, becoming a holding company for a multi-media entertainment platform. Since October 10, 2022, in accordance with its business plan, the Company has devoted substantial energy, time and resources reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, creating/evaluating contents, interviewing and hiring employees, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the entertainment industry.

On May 15, 2023, the Company closed an ALL-STOCK acquisition of Mekaddesh Group Corporation (MGC), a Dallas, Texas, entertainment operation formed in 2015 to operate and promote TV and radio stations for Hispanic programming. MGC’s current programming includes: Alcance, Radio La Tremenda, Radio Mana, Unimax Television Al Maximo, El Buen Samaratino, and Un Tiempo En Su Presencia.

There are no guarantees and the Company is providing NO assurance that it could efficiently manage the the integration of the businesses and improve their operations to improve their revenue or operating income generation. Although the staff of the acquired businesses would join our operating staff, there are NO guarantees that any synergy would be created or improved operation derived from this acquisition.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The Company has earned insignificant revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $34,429,093 as of December 31, 2022. The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

- Level 1: Quoted prices in active markets for identical assets or liabilities

- Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

- Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date. As of December 31, 2022 and 2021, respectively, there was $0.00 of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the three months ended December 31, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2022 and 2021, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2022 and 2021. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In June 22014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 4 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of December 31, 2022 and 2021:

Description	31-Dec-22	31-Dec-21
Net operating loss carry forward	34,429,093	34,429,093
Valuation allowance	(34,429,093)	(34,429,093)
Total	$ - g	$—

As of December 31, 2022, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 5 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties:

The $751,167 notes payable were owned to related parties as at the last report was forgiven in 2022.

NOTE 6 – NOTES PAYABLE

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder. *You must disclose the control person(s) for any entities listed.	Reason for Issuance (e.g. Loan, Services, etc.)
8/26/2022	6,500	N/A	N/A	N/A	N/A	Chene Gardner	Unknown
8/26/2022	73,464	N/A	N/A	N/A	N/A	John D Thomas	Unknown
8/26/2022	55,254	55,254	N/A	8/25/2024	50% of the lowest market closing price for the Common Stock in the previous 25-days.	Frank I Igwealor	Operating capital

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is aware of a garnishment order that was previously served to the Company’s Stock Transfer Agents. The Company’s attorneys are reviewing the garnishment order to ascertain its implication to the company’s financial statements. Aside from the court order discussed above, The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

None

Unaudited financial statements of Mekadesh Corporation

for the years ended December 31, 2022 and 2021

MEKADDESH GROUP CORPORATION

BALANCE SHEETS

(UNAUDITED)

ASSETS	2022	2021
Total Checking/Savings	42,883	232,660
Total Other Current Assets	250,686.25	55,668.08
Total Current Assets	293,570	288,329
Fixed Assets - Towers	150,000.00	150,000.00
Other Assets
Commercial Radio & TV	21,994,000	1,494,000
FCC Licenses	144,320.00	291,910.00
Total Other Assets	22,138,320.00	1,785,910.00
Total Assets	22,581,890	2,224,239
LIABILITIES & EQUITY
Liabilities
Accounts Payable	24,560.00	26,500.00
Other Current Liabilities Notes	21,712,284.94	171,195.94
Total Current Liabilities	21,736,844.94	197,695.94
Total Liabilities	21,736,844.94	197,695.94
Equity
Additional Paid-in Capital	110,250	1,800,000
Capital Stock	1,000	1,000
Retained Earnings	225,543	205,838
Net Income	508,252.00	19,704.50
Total Equity	845,044.63	2,026,542.63
TOTAL LIABILITIES & EQUITY	22,581,889.57	2,224,238.57

The accompanying notes are an integral part of these financial statements.

MEKADDESH GROUP CORPORATION
Profit & Loss
January through December 2022 and 2022

		2022	2021
Revenue
	Commision X Sales	248,162	388,195
	Rent Income	1,694,620	16,500
	Sales	42,165	41,050
	Total Income	1,984,947	445,745
	Cost of Goods Sold	75,642	-
	Construction Engineering Cost	746,598	223,200
	Total COGS	840,240	223,200
	Gross Profit	1,144,707	222,545
Expense
	Bank Service Charges	784	619
	Business Tax	7,800	7,800
	Contract Labor	441,746	141,292
	Legal Profestional Fee	24,060	1,050
	Office supplies	8,400	40
	Property Tax	8,211	7,205
	Rent Expanses	-	-
	Land Wichta Tower	12,000	12,000
	Rent Expense	116,500	116,500
	Total Rent Expense	128,500	28,500
	Phone & Internet Expans	2,900	2,900
	Travel Expense	14,054	14,054
	Total Expnse	636,455	202,841
	Net Ordinary Income	508,252	19,705
	Net Income	508,252	19,705

The accompanying notes are an integral part of these financial statements.

MEKADDESH GROUP CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(UNAUDITED)

		Additional Paid-In	Retained
	Common Stock	Capital	Earnings	TOTAL

Balance - December 31, 2021	1,000	1,800,000	225,543	2,026,543

Net Income (Loss) - December 31, 2022			508,252	508,252
				—
Changes in Additiona Paid-In Capital		-1,689,750		-1,689,750
				—
Changes in Retained Earnings

Balance - December 31, 2022	1,000	110,250	733,795	845,045

The accompanying notes are an integral part of these financial statements.

MEKADDESH GROUP CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Period Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income(loss)	508,252	19,705
Adjustments to reconcile net income(loss) to net cash	—	—
used in operating activities	—	—
Depreciation and amortization	—	—
Accretion of debt discounts	—	—
Stock-based transaction expense	—	—
Loss on disposed fixed assets	—	—

Changes in operating assets and liabilities	(195,018)	(14,529)
Net Cash Used In Operating Activity	313,234	5,176

Cash Flows from Investing Activities:	—	—
Purchases of property and equipment	(20,500,000)	(509,960)
Other Assets	147,590	.

Net Cash Provided By Investing Activities	(20,352,410)	(509,960)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	(1,689,750)	1,063,267
Proceeds from issuance of warrants	—	(95,986)
Proceeds from issuance of beneficial conversion feature	—	—
Proceeds from issuance of long-term debt	21,541,089	(255,234)
Proceeds from note payables	1,940	(95,986)
Net Cash Provided By Financing Activities	19,853,279	616,061
Foreign Currency Translation
Net Change in Cash	(189,777)	111,277
Cash and Cash Equivalents - Beginning of Year	232,660	121,383
Cash and Cash Equivalents - End of Year	42,883	232,660
	0	—

The accompanying notes are an integral part of these financial statements.

MEKADDESH GROUP CORPORATION

NOTES TO FINANCIAL STATEMENT DECEMBER 31, 2022

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Mekaddesh Group Corporation, a Texas corporation was incorporated in the State of Texas on February 12, 2015, with intent to operate and promote TV and radio stations for Hispanic programming. MGC’s current programming includes: Alcance, Radio La Tremenda, Radio Mana, Unimax Television Al Maximo, El Buen Samaratino, and Un Tiempo En Su Presencia.

On May 15, 2023, in an ALL-STOCK acquisition, JPX Global, Inc. acquired control of Mekaddesh Group Corporation (MGC), a Dallas, Texas, entertainment operation formed in 2015 to operate and promote TV and radio stations for Hispanic programming. MGC’s current programming includes: Alcance, Radio La Tremenda, Radio Mana, Unimax Television Al Maximo, El Buen Samaratino, and Un Tiempo En Su Presencia.

The Company is currently operating as a subsidiary of JPX Global, Inc.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“ U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U. S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as operating environment changes. Significant estimates and assumptions by management include, among others, estimated life and impairment of long- lived assets, allowance for doubtful accounts, contingencies and litigation, total costs in connection with service revenues, valuation of inventories and income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all other highly liquid instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable is recorded at the net value of less estimates for doubtful accounts. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write- off the balance against the allowance for doubtful accounts.

Revenue Recognition

The Company adopted ASC 6 06 requires the use of a new five- step model to recognize revenue from customer contracts. The five- step model requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five- step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right- of- use ( “ ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long- term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight- line basis over the lease term.

Related Parties Transactions

A related party is generally defined as ( i) any person that holds 10 % or more of the Company’ s securities and their immediate families, ( ii) the Company’ s management, ( iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or ( iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered as a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Fair values of financial instruments

The Company adopted ASC 820 “ Fair Value Measurements, ” which defines fair value, establishes a three- level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follow:

·	Level 1 — inputs to the valuation methodology are quoted prices ( unadjusted) for identical assets or liabilities in active markets.
·	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short- term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Concentration of Credit Risk

Financial instruments the Company holds that are subject to concentrations of credit risk are cash, restricted cash, notes receivables and accounts receivable arising from its normal business activities. The Company places its cash and restricted cash in what it believes to be credit- worthy financial institutions. The Company routinely assesses the credit status of its customers and, based upon factors surrounding the credit risks, establishes an allowance, if required, for uncollectible accounts. The company believes its notes receivable and accounts receivable credit risk exposure beyond such allowance is limited.

Income Taxes

The Company accounts for income taxes under the provision of FASB ASC 740 - 10 , which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Comprehensive Income/ Loss

ASC 2 2 0 “ Comprehensive Income” established standards for reporting and display of comprehensive income/ loss, its components and accumulated balances. Components of comprehensive income/ loss include net income/ loss and foreign currency translation adjustments.

Commitments and Contingencies

The Company follows ASC 45 0 - 2 0 , Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income ( loss) per share is calculated in accordance with ASC 260 , Earnings Per Share. The weighted- average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Segment Reporting

The Company uses the “ management approach” in determining reportable segments. The management approach considers the internal organization and reporting used by the Company’ s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’ s reportable segments. The Company’ s chief operating decision maker has been identified as the chief executive officer of the Company who reviews financial information of operating segments based on U. S. GAAP. The chief operating decision maker now reviews analysis reports on a customer- by- customer basis. This analysis is only presented at the revenue level with no allocation of direct or indirect costs. Consequently, the Company has determined that it has only one reportable segment.

Recent Accounting Pronouncements

In December 2019 , the FASB issued ASU 2019 - 12 — Income Taxes ( Topic 740 ): Simplifying the Accounting for Income Taxes. This ASU provides an exception to the general methodology for calculating income taxes in an interim period when a year- to- date loss exceeds the anticipated loss for the year. This update also (1) requires an entity to recognize a franchise tax ( or similar tax) that is partially based on income as an income- based tax and account for any incremental amount incurred as a non- income- based tax, (2) requires an entity to evaluate when a step- up in the tax basis of goodwill should be considered part of the business combination in which goodwill was originally recognized for accounting purposes and when it should be considered a separate transaction, and (3) requires that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The standard is effective for the Company for fiscal years beginning after December 1 5 , 2 0 2 0 , with early adoption permitted. The adoption of this guidance did not have a material impact on the Company’ s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material impact on its the consolidated financial position, statements of operations and cash flows.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently is an investment holding company.

The Company intends to raise the necessary funds to invest in other strategic businesses. The Company cannot be certain that it will be successful in these strategies even with the required funding. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - LONG TERM INVESTMENT

None

NOTE 5 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year- end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “ more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’ s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the reporting period:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company' s management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’ s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. Based on this evaluation, the Company concluded that subsequent to December 31, 2022 but prior to June 21, 2023 , the date the financial statements were available to be issued, there was no subsequent event that would require disclosure to or adjustment to the financial statements other than the ones disclosed above.

JPX GLOBAL, Inc.

UNAUDITED

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

JPX Global, Inc. (the “Company” or “JPX”) was incorporated under the laws of the state of Nevada on December 18, 2008. The Company operation was historically focused on the development of waste management services including the storage, recycling, and disposal of waste. The Company does not presently have any waste management operations. The Company has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol JPEX.

On May 15, 2023, the Company closed an ALL-STOCK acquisition of Mekaddesh Group Corporation (MGC), a Dallas, Texas, entertainment operation formed in 2015 to operate and promote TV and radio stations for Hispanic programming. MGC’s current programming includes: Alcance, Radio La Tremenda, Radio Mana, Unimax Television Al Maximo, El Buen Samaratino, and Un Tiempo En Su Presencia.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Acquisition. These unaudited pro forma combined financial statements are derived from the historical consolidated financial statements of the Company and Mekaddesh Group Corporation. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and Mekaddesh Group Corporation, has been prepared assuming the Acquisition closed on December 31, 2022, and includes preliminary adjustments to reflect the events that are directly attributable to the Acquisition and factually supportable. In addition, the unaudited pro forma condensed combined statement of operations combines the historical consolidated statements of operations of the Company and Mekaddesh Group Corporation and has also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma combined statement of operations has been prepared assuming the Acquisition closed on January 1, 2022.

The Company has prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that it believes are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company’s actual financial position or results of operations had the Acquisition occurred on that date specified nor do they project the Company’s results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the Acquisition may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the Acquisition or other costs relating to the integration of the two companies, or other historical acquisitions that were undertaken by the Company.

The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration paid for Mekaddesh Group Corporation is allocated to its assets and liabilities based on their fair value as of the date of the completion of the Acquisition. The purchase price allocation and valuation is based on preliminary estimates, subject to final adjustments and provided for informational purposes only.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in the Company’s Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines for the year ended December 31, 2022.

JPX GLOBAL, INC.

UNAUDITED

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022

	Historical
	JPX Global Inc	Mekaddesh Group Corporation	Pro Forma Adjustments	Notes	Pro Forma Combined

ASSETS
Current Assets
Cash	6,250	42,883	-		49,133
Other Assets	-	250,686	-		250,686
Total Current Assets	6,250	293,570	-		299,819
Non-Current Assets
Fixed Assets	-	150,000	-		150,000
FCC Licenses		144,320			144,320
Commercial Radio & TV	-	21,994,000	-		21,994,000
Total Non-Current Assets	-	22,288,320			22,288,320
TOTAL ASSETS	6,250	22,581,890			22,588,139
LIABILITIES & EQUITY
Current Liabilities
Payable - Acqusition			845,045	(d)	845,045
Other Payables	8,066	24,560			32,626
Total Current Liabilities	8,066	24,560	845,045		877,671
Long Term Liabilities	135,217	21,712,285	-		21,847,502
Total Liabilities	143,283	21,736,845	845,045		22,725,173

Preferred Stock	-	-		-
Common Stock	1,672,693	1,000	(1,000)	(c)	1,672,693
Additional Paid-in	31,998,733	110,250	(110,250)	(b)	31,998,733
Retained Earnings	(33,808,460)	733,795	(733,795)	(a)	(33,808,460)
Shareholder Distribution	-	-			-
Total Equity	137,034	845,045	(845,045)		(137,034)
TOTAL LIABILITIES & EQUITY	6,250	22,581,890			22,588,139

JPX GLOBAL, INC.

UNAUDITED

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2022

	Historical
	JPX Global Inc	Mekaddesh Group Corporation	Pro Forma Adjustments	Pro Forma Combined

Ordinary Income/Expense
Revenue
Sales	-	1,984,947	-	1,984,947
Cost of Goods Sold	-	840,240	-	840,240
Gross Profit	-	1,144,707	-	1,144,707
Operating Expenses				-
Auto Expense	779	14,054	-	14,833
Bank Charges & Others	4,729	784	-	5,513
Employee compensation		441,746	-	441,746
Rent	3,034	128,500	-	131,534
Office Supplies	1,004	8,400	-	9,404
Taxes	1,697	16,011	-	17,708
Professional fees	23,340		-	23,340
Dues & Subscriptions	2,265	2,900	-	5,165
Legal & Accounting	20,222	24,060	-	44,282
Total operating expenses	57,070	636,455	-	693,525
Operating Income (Loss)	(57,070)	508,252	-	451,182
Other Income (Expenses)				-
Net Income (Loss)	(57,070)	508,252	-	451,182
BASIC AND DILUTED LOSS PER SHARE:				-
Net loss per common share basic and diluted	($0.0005)			-
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:				-
Basic	1,672,692,586			1,672,692,586

JPX GLOBAL, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical consolidated balance sheets of the Company and Mekaddesh Group Corporation and has been prepared as if the Acquisition had occurred on December 31,2022. The unaudited pro forma combined statement of operations for the year ended December 31, 2022 combines the historical consolidated statement of operations of the Company and Mekaddesh Group Corporation and has been prepared has been prepared as if the Acquisition closed on January 1, 2022. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results.

NOTE 2 – PURCHASE PRICE

The acquisition of Mekaddesh Group Corporation has been accounted for under the purchase method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company considered the acquiring company.

Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The purchase price allocation and valuation are based on preliminary estimates, subject to final adjustments and provided for informational purposes only.

Mekaddesh Group Corporation does not issue a capital stock as of the closing date, and it consists of member ownership under sole proprietorship.

Based upon information available at the time of preparing these Pro Forma financial statements, the aggregate purchase price is estimated to be equal to the value of the assets acquired. $845,045 as follows (in Dollars):

Total purchase price	845,045

The preliminary allocation of the purchase price is summarized below (in Dollars):

Fair value of assets	22,581,890
Liabilities assumed	(21,736,845)
Net assets acquired	845,045
Purchase price	845,045

NOTE 3 – PRO FORMA ADJUSTMENTS

There were no inter-company balances or transactions between the Company and Mekaddesh Group Corporation prior to the acquisition date.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)Adjustment to account for the equity section of Mekaddesh balance sheet.

b)Adjustment to account for the acquisition of Mekaddesh Group Corporation.

c)Adjustment to eliminate Mekaddesh’s historical stockholders’ equity.

d)Adjustment to record the Acquisition price.